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                               Share Computation
                                   Year Ended
                                December 30,1995

                                                                                    Common Stock
                                                            -------------------------------------------------------------
                                                  Prefered                                 Total less         Weighted
                                                     Stock         Total        Treasury     Tresury       Average Shares
                                              ---------------------------------------------------------------------------
Shares outstanding at December 31, 1994                   0      3,281,226       (69,200)    3,212,026         3,212,026
Issuance of stock in acqisitions                                   550,000        69,200       619,200           278,171
Issuance of preferred stock                          93,636                                          0
Preferred stock conversions                         (75,218)     4,136,488                   4,136,488           848,197
Issuance of common shares                                        2,482,511                   2,482,511         1,345,609
Exercise of stock options                                          196,318                     196,318            17,468
Exercise of warrants                                               250,000                     250,000            49,315
Common stock issued for services                                   280,000                     280,000           252,055
Acquisitions of treasury stock                                                   (71,100)      (71,100)          (47,470)
Debt conversions                                                   449,932                     449,932           338,990
                                              ===========================================================================
Shares outstanding at end of quarter                 18,418     11,626,475       (71,100)   11,555,375         6,294,361
                                              ===========================================================================

Net Loss                                                                                                   $ (14,663,000)

Weighted average shares                                                                                        6,294,361

Loss per share                                                                                                    ($2.33)
                                                                                                       ==================
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